Exhibit 3.18

BY-LAWS

OF

SHERIDAN ACQUISITIONS, INC.

ARTICLE I.

OFFICES

The principal office of Sheridan Acquisitions, Inc. (hereinafter the “Corporation”) in the State of Maryland shall be located at 700 One Center Plaza, 120 West Fayette Street, Baltimore, Maryland 21201.  The Corporation may have such other offices, either within or without the State of Maryland, as the Corporation’s Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II.

SHAREHOLDERS

Section 1.               ANNUAL MEETING.  The annual meeting of the shareholders shall be held each year in the forenoon on the second Monday of the third month next succeeding the close of each fiscal year, at the hour of 11:00 A.M. for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day for the annual meeting shall be a legal holiday in the State of Maryland, such meeting shall be held on the next succeeding business day.  If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.               SPECIAL MEETINGS.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called by him when so directed to do by a resolution of the Board of Directors, and shall be called by the Secretary at the request of the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting.  Such resolution or request shall state the purpose or purposes of such meeting.

Section 3.               PLACE OF MEETING.  The Board of Directors may designate any place, either within or without the State of Maryland unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Maryland, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Maryland.

Section 4.               NOTICE OF MEETING.  Written or printed notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be tendered either personally or by mail, by or at the direction of the President, or the Secretary, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States’ mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  Notice of the annual meeting shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meeting.  Notice of a special meeting shall be delivered not less than two (2) nor more than ten (10) days before the date of the special meeting.

Section 5.               CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or the allotment of any rights or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of shareholders, such date in any case to be not more than forty (40) days and, in case of a meeting of shareholders, not less than ten (10) days, prior to date on which the particular action, requiring such determination of shareholders, is to be taken.  In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, twenty (20) days.  If no record date is fixed and the stock transfer books are not closed for the determination of shareholders: (1) The record date for the determination of shareholders shall be at the close of business on the day on which Notice of the meeting is mailed or the day thirty (30) days before the meeting, whichever is the closer date to the meeting; and (b) The record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotments of rights, is adopted, provided that the payment or allotment date shall not be more than forty (40) days after the date of the adoption of such resolution.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this section, such determination shall apply to any adjournment thereof.

Section 6.               STOCK LEDGER.  The Corporation shall maintain, at its principal office in the State of Maryland, an original or duplicate stock ledger containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder.  Such stock ledger may be in written form or any form capable of being converted into written form within a reasonable time for visual inspection.  Such ledger shall also be produced and kept open at the time and place of the annual meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7.               QUORUM AND MAJORITY VOTE.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a number of shareholders which leaves less than a quorum present.  Except as otherwise provided by law, a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting.  This section shall not affect any requirement under the Corporation Law of the State of Maryland, or the Articles of Incorporation of this Corporation or these By-Laws for the vote necessary for the adoption of any measure.

Section 8.               PROXIES.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

Section 9.               VOTING OF SHARES.  Each outstanding share of stock, regardless of class, shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.             VOTING OF SHARES BY CERTAIN HOLDERS.

A.            Shares issued and outstanding of record in the name of a corporation other than treasury shares of this Corporation, when entitled to be voted, may be voted by its President or Vice President or by proxy appointed by its President or Vice President, unless some other person, who has been appointed to vote such shares pursuant to a By-Law or a resolution of its Board of Directors, presents a certified copy of such By-Laws or resolution, in which case such person may vote such share.

B.            Any fiduciary may vote shares standing in his name as such fiduciary, either in person or by proxy, and upon proof of the fact that legal title to shares registered in the name of another person has devolved upon him in a fiduciary capacity and that he is fully qualified to act as such fiduciary, he may vote such shares, either in person or by proxy, even though they have not been transferred into his name as such fiduciary.  Unless the instrument or order appointing such fiduciaries otherwise directs:

1.             Where shares are held jointly by three (3) or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or the giving of a proxy.

2.             Where, in any case, the fiduciaries are equally divided upon the manner of voting the shares jointly held by them, any court of competent jurisdiction, upon petition filed by any of such fiduciaries or by any party in interest, may appoint another person to act with such fiduciaries in determining the manner in which such shares shall be voted upon the particular questions as to which such fiduciaries are divided, or may direct the voting of such shares as it may deem for the best interest of the beneficiaries.

C.            The shareholder of record of pledged shares shall be entitled to vote such shares; but the provisions of this subsection shall not affect the validity as between the pledgor and the pledgee of any agreement between them as to the giving of proxies or the exercise of voting rights.

D.            Unless otherwise agreed in writing, the record holder of any shares which actually belong to another, upon demand therefor, shall issue to such actual owner a proxy to vote such shares.

Section 11.             INFORMAL ACTION BY SHAREHOLDERS.  Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting, if a consent in writing setting forth such action is signed by all the shareholders entitled to vote on the subject matter thereof and any other shareholders entitled to notice of a meeting of shareholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of the Corporation.

Section 12.             ORDER OF BUSINESS.  At all meetings of shareholders, the order of business shall be as far as applicable and practicable, as follows:

A.            Organization.

B.            Proof of notice of meeting or of waivers thereof.  The Certificate of the Secretary of the Corporation or the affidavit of any other person who mailed the notice or caused the same to be mailed, shall be accepted as proof of service of notice by mail.

C.            Submission of an alphabetical list of shareholders entitled to vote thereat.

D.            At an annual meeting, or at a meeting called for that purpose, reading of unapproved minutes of preceding meetings and action thereon.

E.             Reports.

F.             At an annual meeting, the election of directors.

G.            Unfinished business.

H.            New business.

I.              Adjournment.

ARTICLE III.

BOARD OF DIRECTORS

Section 1.               GENERAL POWERS.  The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.               NUMBER, TENURE AND QUALIFICATIONS.  The number of Directors shall be not less than three (3) and shall be as determined by the shareholders at the annual meeting or any special meeting called for such purpose, provided, however, if there is no stock outstanding and so long as there are less than three shareholders, the number of Directors may be less than three but not less than the number of shareholders.  At any regular or special meeting called for such purpose, the number of Directors may, by a majority vote of the entire Board of Directors, be increased or decreased provided that the tenure of office of no Director shall be adversely affected thereby.

Section 3.               REGULAR MEETINGS.  A regular meeting of the Board of Directors shall be held, without notice other than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

Section 4.               SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by or at the request of the President or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 5.               NOTICE.  Written or printed notice stating the place, day and hour of any special meeting shall be delivered either personally or by mail to each director at his business address, or by telegram not less than two (2) nor more than ten (10) days before the date of the special meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any director may waive notice of any meeting in writing, signed by the director entitled to such notice and said waiver shall be filed with the Minutes of the meeting, whether before or after the holding thereof.  The attendance of a director at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.               QUORUM.  A majority of the number of directors fixed by Section 2. of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.               MANNER OF ACTING.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence or a greater proportion is required for such act by the Corporation Law of the State of Maryland, or by the Articles of Incorporation or By-Laws of this Corporation.

Section 8.               VACANCIES.  Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors, including a vacancy occurring by reason of removal of a director whose successor was not elected at the same meeting of shareholders at which the director was removed, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum.  If such vacancy occurs by reason of an increase in the number of director, the same may be filled by a majority of the then entire Board of Directors.  A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

Section 9.               COMPENSATION.  By resolution of the Board of Directors, the directors may be paid their expenses, if any of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.             PRESUMPTION OF ASSENT.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 11.             INFORMAL ACTION BY DIRECTORS.  Any action required or permitted to be taken at any meeting of directors may be taken without a meeting, if a consent in writing setting forth such action is signed by all the directors and such consent is filed with the records of the Corporation.

Section 12.             REMOVAL.  At any meeting of the shareholders called for the purpose of removing a director, any director may be removed from office, with or without cause, by the vote of a majority of all of the outstanding shares of the class of stock entitled to elect such director, and another director may be elected by the holders of said shares in the place of the person so removed, to serve for the remainder of the removed director’s term.

Section 13.             INDEMNIFICATION.  The Corporation shall indemnify each person, who has served or is serving as a corporate representative of this Corporation and who by reason of his position as such corporate representative is or shall be a party or is or shall be threatened to be made a party to any legal proceeding, to the full extent that such indemnification is required or shall be permitted under the Corporate Law of the State of Maryland; the term “corporate representative” shall have the same definition as is provided in and under the corporation law of the State of Maryland providing for indemnification of directors, officers, employees and agents of a Maryland corporation.  If it becomes necessary to determine whether or not a corporate representative has met the standards of conduct required by law for indemnification, and if the determination is not required by law to be made by a court, the determination will be made by the Board of Directors but only by a majority of a quorum consisting of directors who are not parties to the proceeding; if there is no such quorum, the determination will be made in a written opinion by independent legal counsel, chosen by a majority of the entire Board of Directors, and if for any reason such an opinion cannot be obtained, the determination will be made by the shareholders at any annual meeting or at a special meeting called for that purpose.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was such a corporate representative against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

ARTICLE IV.

OFFICERS

Section 1.               NUMBER.  The officers of the Corporation shall be a Chairman, President, such vice Presidents (if more than one, ranked in descending order of seniority and authority) as may from time to time be elected, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

Section 2.               ELECTION AND TERM OF OFFICE.  The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders, except where a longer term is expressly provided for in an employment contract duly authorized and approved by the Board of Directors.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.               REMOVAL.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.               VACANCIES.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of such removed officer’s term.

Section 5.               CHAIRMAN.  The Chairman shall be the Chief Executive Officer of the Corporation and, subject to the direction of the Board of Directors, shall have general supervisory charge and control over all business and affairs of the Corporation.  The Chairman shall sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.  The Chairman shall annually prepare a full and true statement of the affairs of the Corporation which shall be submitted at the annual meeting of the shareholders and in general shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.               PRESIDENT.  The President shall be the principal operating officer of the Corporation and, subject to the direction and control of the Chairman, shall in general supervise and direct any and all of the operations of the Corporation.  In the event the Chairman is not available to do so, the President shall sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some officer or agent of the Corporation or shall be required by law to be otherwise signed or executed.  In the absence of the Chairman or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chairman and shall be the acting chief executive officer.

Section 7.               VICE PRESIDENT.  In the absence of the President or in the event of his death, inability or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice President shall perform such other duties as from time to time may be assigned to him by the Chairman, President or by the Board of Directors.  If a second Vice President is elected, he shall, in the absence or disability of the first Vice President, be vested with all of the powers and required to perform all the duties of the first Vice President.

Section 8.               SECRETARY.  The Secretary shall:

A.            keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose.

B.            see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law.

C.            be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized.

D.            keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder.

E.             have general charge of the stock transfer books of the Corporation.

F.             in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman, President or by the Board of Directors.

Section 9.               TREASURER.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall:

A.            have charge, custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article B of these By-Laws.

B.            in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time shall be assigned to him by the Chairman, President or by the Board of Directors.

Section 10.             SALARIES.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1.               CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  In the absence of fraud, no prior or future contract or other transaction between the Corporation and any other corporation or any partnership or association or person shall be affected or invalidated by the fact that any director or officer of this Corporation is pecuniarily or otherwise interested in or is a director, member or officer of to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; provided that in each case such interest be made known to all shareholders or, in lieu thereof, to all directors and that in the absence of such interested director or officer, a majority of the disinterested directors (constituting a quorum of the Board of Directors) vote in favor of such contract or other transaction.

Section 2.               LOANS.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

Section 3.               CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.               DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI.

CERTIFICATES FOR SHARES: THEIR OWNERSHIP AND TRANSFER

Section 1.               CERTIFICATES FOR SHARES.  Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors.

Such certificates shall be signed by the Chairman (and in the event of his unavailability to do so, by the President) and by the Secretary or by such other officers authorized by law and by the Board of Directors to do so.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.               OWNERSHIP AND TRANSFER OF SHARES.  The ownership of substantially all of the shares of the Corporation is restricted to employees of the Corporation and the trustees of the employee stock ownership Trust.  The transfer of all other shares, held principally by directors, is restricted and subject to an agreement.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney hereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

ARTICLE VIII.

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the law and its Articles of Incorporation.

ARTICLE IX.

SEAL

The Board of Directors may provide a corporate seal which will be circular in form and shall have inscribed thereon:

SHERIDAN ACQUISITIONS, INC.

MARYLAND

1994

ARTICLE X.

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI.

AMENDMENTS

These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of:

A.            The shareholders representing a majority of all the shares of the Corporation issued and outstanding and entitled to vote at any annual meeting or any special meeting of shareholders when the proposed amendment has been sent out in the notice of such meeting; or

B.            The majority of the entire Board of Directors at any regular meeting or any special meeting when the proposed amendment has been sent out in the notice of such meeting provided that at the next annual meeting or special meeting of the shareholders the action taken by the directors in this regard is submitted to and approved by a majority of all the shares issued and outstanding.

FIRST AMENDMENT TO THE BY-LAWS OF

UNITED LITHO, INC. (F/K/A SHERIDAN ACQUISITIONS, INC.)

This is an Amendment dated April 7, 2011 (the “Amendment”) to the By-Laws of United Litho, Inc. (f/k/a Sheridan Acquisitions, Inc.) (the “By-Laws”), a Maryland corporation (the “Company”).

Background

The Board of Directors of the Company wishes to amend the By-Laws regarding the ownership and transfer of shares of the Company’s stock.

Amendment

1.             Article VI, Section 2 of the By-Laws is hereby amended by deleting the text of such section in its entirety and replacing it with the following text:

TRANSFER OF SHARES.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

2.             Except as amended hereby, the By-Laws shall continue in effect in accordance with their terms.